As filed with the Securities and Exchange Commission on June 16, 2020
Registration No. 333-161884
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
United Natural Foods, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	05-0376157
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

313 Iron Horse Way
Providence, Rhode Island 02908
(Address of Principal Executive Offices)
______________________

UNITED NATURAL FOODS, INC. RETIREMENT PLAN
(Full title of the plan)
______________________

Jill E. Sutton
Chief Legal Officer, General Counsel and Corporate Secretary
United Natural Foods, Inc.
313 Iron Horse Way
Providence, Rhode Island 02908
(401) 528-8634
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
______________________

EXPLANATORY NOTE/DEREGISTRATION OF UNREGISTERED SECURITIES

On September 11, 2009, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-161884) (the “Form S-8”) registering 500,000 shares of the Registrant's Common Stock, par value $0.01 per share (“Shares”), to be issued to participants under the United Natural Foods, Inc. Retirement Plan (the “Plan”). The Registrant no longer offers or sells securities under the Plan. This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan, together with any Plan interests registered thereunder.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barrington, State of Rhode Island, on June 16, 2020.

UNITED NATURAL FOODS, INC.

/s/ Jill E. Sutton
Jill E. Sutton
Chief Legal Officer, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Steven Spinner and John W. Howard, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Steven L. Spinner	President, Chief Executive Officer and Chairman (Principal Executive Officer)	June 16, 2020
Steven L. Spinner
/s/ John W. Howard	Chief Financial Officer (Principal Financial Officer)	June 16, 2020
John W. Howard
/s/ David W. Johnson	Chief Accounting Officer (Principal Accounting Officer)	June 16, 2020
David W. Johnson
/s/ Eric F. Artz	Director	June 16, 2020
Eric F. Artz
/s/ Ann Torre Bates	Director	June 16, 2020
Ann Torre Bates
/s/ Denise M. Clark	Director	June 16, 2020
Denise M. Clark
/s/ Daphne J. Dufresne	Director	June 16, 2020
Daphne J. Dufresne
/s/ Michael S. Funk	Director	June 16, 2020
Michael S. Funk
/s/ James P. Heffernan	Director	June 16, 2020
James P. Heffernan
/s/ James L. Muehlbauer	Director	June 16, 2020
James L. Muehlbauer
/s/ Peter A. Roy	Director	June 16, 2020
Peter A. Roy
/s/ Jack L. Stahl	Director	June 16, 2020
Jack L. Stahl

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the United Natural Foods, Inc. Retirement Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on June 16, 2020.

UNITED NATURAL FOODS, INC. RETIREMENT PLAN

/s/ Jon R. Born
Jon R. Born
Plan Administrator